Exhibit 3.4

AMENDED AND RESTATED

BYLAWS

OF GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

(the “Corporation”)

adopted on              , 2009

1. MEETING OF STOCKHOLDERS.

1.1 Annual Meeting of Stockholders. An annual meeting of stockholders shall be held in each year on such date and at such time as may be set by the board of directors (the “Board”) (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.

1.2 Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board), the Chief Executive Officer or the Secretary. A special meeting of stockholders may also be called by the holders having a majority of the voting power of all of the Corporation’s outstanding common stock, $0.01 par value per share (the “Common Stock”). At any time, upon written request of any person or persons entitled to call and who have duly called a special meeting, it shall be the duty of the Secretary to set the date of the meeting, if such date has not been set by the Board, on a day not more than 60 days after the receipt of the request, and to give due notice of such meeting to the stockholders. If the Secretary shall neglect or refuse to set the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

1.3 Place and Notice of Meetings of Stockholders. All meetings of stockholders shall be held at the principal executive offices of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board may from time to time direct. Written notice of the place, day and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each stockholder of record entitled to vote at the particular meeting in accordance with Article 7 of these Bylaws or by any other means permitted by law. Except as otherwise provided by the Bylaws or by law, such notice shall be given at least 10 days before the date of the meeting by the Chief Executive Officer or Secretary.

1.4 Nominations by Stockholders of Candidates for Election as Directors. In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Subject to the last sentence of this section, nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation (a) with respect to an election of directors to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, provided that, if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of the annual meeting was first made, and (b) with respect to an election of directors to be held at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such nomination shall contain the following information to the extent known to the notifying stockholder: (i) the name, age, business address and residence address of each proposed nominee and of the notifying stockholder; (ii) the principal occupation of each proposed nominee; (iii) a representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the total number of shares of capital stock and other securities of the Corporation that are beneficially owned by the notifying stockholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying stockholder or the proposed nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Securities Exchange Act of 1934, as from time to time in effect (and any successor regulation) (the “Exchange Act”)); (v) a description of all arrangements or understandings between the notifying stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; (vii) the consent of each nominee to serve as a director of the Corporation if so elected; and (viii) a written questionnaire with respect to the background and qualification of each proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how each proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with each proposed nominee’s ability to comply, if elected as a director of the Corporation, with each proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (C) in each proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may request any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation, including any information required to be provided to the DoD pursuant to the terms of the Security Agreement as set forth under Section 2.2 to these Bylaws. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.4 shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary of the Corporation not later than 7 days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the Bylaws. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Corporate Governance and Nominating Committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes.

1.5 Advance Notice of Other Matters to be Presented by Stockholders. At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted. To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or by holders of a majority of the voting power of all of the outstanding Common Stock, (b) otherwise properly brought before the meeting by or at the direction of the Board or by holders of a majority of the voting power of all of the outstanding Common Stock or (c) if brought before the meeting by a stockholder other than holders of a majority of the voting power of all of the outstanding Common Stock, then written notification of such proposed business (a “Stockholder Notification”) must have been received by the Secretary of the Corporation from a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting (i), with respect to business to be proposed at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the immediately preceding annual meeting, the Stockholder Notification must have been received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the date on which public announcement of the date of the annual meeting was first made) and (ii) with respect to business to be proposed at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such Stockholder Notification shall set forth, as to each item of business that such stockholder proposes to bring before the meeting, (A) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among such stockholder and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and, as to the stockholder giving notification, (1) the name and address of such stockholder; (2) the class and series of all shares of the Corporation that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder, except that such stockholder shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such stockholder has a right to acquire beneficial ownership at any time in the future; (3) a summary of any material discussions regarding the business proposed to be brought before the meeting between such stockholder and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names); and (4) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act. A stockholder providing notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.5 shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary of the Corporation not later than 7 days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).

1.6 Quorum for Stockholder Meetings. At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.7 Voting. Except as otherwise provided in the Corporation’s Certificate of Incorporation, each stockholder of record shall have, at every stockholders’ meeting, one vote for every share standing in his or her name on the books of the Corporation. “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on             , 2009, of the Corporation, as it may from time to time be amended and in effect in accordance with law, and shall include any certificate of designations determining the designation, voting rights, preferences, limitations and special rights of any shares of the Corporation which have been adopted by the Board as permitted by the certificate of incorporation and the law, as then in effect.

1.8 Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the Delaware General Corporation Law (“DGCL”). A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.

1.9 Required Votes for Stockholder Action. Except in respect of the election of directors (as to which a plurality of the votes of the shares entitled to vote on the election of a director and voted in favor thereof shall be required), all questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by the Certificate of Incorporation, the Bylaws or by law. For purposes of this section, in the event that a holder of shares of a class or series which are entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for stockholder action.

1.10 Ballots; Inspectors of Election. Elections for directors need not be by ballot but the Board or the presiding officer at a meeting of stockholders may direct the use of ballots for voting at the meeting. In advance of any meeting of stockholders, the Board may appoint inspectors of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the presiding officer of any such meeting may, and on request of any stockholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be one or three and, if appointed at a meeting on request of one or more stockholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as an inspector. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer presiding at the meeting. On request of the presiding officer of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

1.11 Action by Consent Without a Meeting. To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting of the stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary.

2. BOARD OF DIRECTORS.

2.1 Authority of the Board of Directors. Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation and the Bylaws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board that shall be constituted as provided by law, the Certificate of Incorporation and the Bylaws.

2.2 Number, Qualification, Election and Term of Directors.

(a) The business of the Corporation shall be managed by the Board, which shall initially consist of seven or more directors and may be increased or decreased at any time and from time to time by the entire Board without amendment to the Bylaws; provided, that no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end. Except as otherwise provided by statute or these Bylaws, directors shall be elected at each annual meeting of stockholders by a plurality of votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9 of these Bylaws. As used in these Bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board.

(b) Notwithstanding anything to the contrary herein, during the period that the Special Security Agreement (the “Security Agreement”) by and between the Corporation and the Department of Defense (“DoD”), as amended from time to time, is in force, the Board shall be elected by the stockholders of the Corporation in accordance with the other provisions of these Bylaws and shall be composed of:

(i) a minimum of three individuals who have no prior relationship with the Corporation or any entity controlled by the Corporation, except as otherwise allowed by DoD (the “Outside Directors”);

(ii) one or more representatives of Global Strategies Group Holding SA or any entity (other than the Corporation and its wholly owned subsidiaries) that Global Strategies Group Holding SA either controls, or is controlled by (the “Inside Directors”); and

(iii) one or more cleared officers of the Corporation (the “Officer/Directors”).

During the period that the Security Agreement is in force, the number of Inside Directors shall not exceed the combined total of Outside Directors and Officer/Directors. Except as specifically provided herein, each member of the Board, however characterized by this Section 2.2, shall have all of the rights, powers, and responsibilities conferred or imposed upon directors of the Corporation by applicable statutes and regulations, and by the Corporation’s Certificate of Incorporation and these Bylaws. During the period that the Security Agreement is in force, the Chairman of the Board, as well as the Corporation’s Key Management Personnel (as defined in the Security Agreement), must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation’s facility security clearance. In addition, during the period that the Security Agreement is in force, the Chairman of the Board shall not be an Inside Director. All directors of the Corporation shall satisfy the pertinent requirements established in Section 2.2(c) of these Bylaws. During the period that the Security Agreement is in force, the Outside Directors may not be removed without prior notice to, and written notice stating no objection from, the Defense Security Service of the DoD (“DSS”). During the period that the Security Agreement is in force, appointments of new or replacement Outside Directors must be approved by DSS.

(c) In addition to the requirements set forth in Section 2.2(b) hereof, during the period that the Security Agreement is in force, the members of the Board shall meet the following additional requirements:

(i) Officer/Directors and Outside Directors shall be resident citizens of the United States and have or be eligible to have DoD personnel security clearances at the level of the Corporation’s facility security clearance;

(ii) Outside Directors shall have been approved by DSS as satisfying the appropriate DoD personnel security requirements and the applicable provisions of the Security Agreement; and

(iii) Inside Directors, in their capacity as directors of the Corporation, shall not have DoD personnel security clearances, regardless of citizenship, and they shall be formally excluded from access to classified information by resolution of the Board.

2.3 Nomination of Directors. Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of stockholders. Nomination for election to the Board shall be made by the Board or the Corporate Governance and Nominating Committee of the Board. Nomination for election of any person to the Board may also be made by a stockholder as provided in Sections 1.4 and 1.5 of these Bylaws.

2.4 Quorum and Manner of Acting.

(a) No action may be taken by the Board in the absence of a quorum.

(b) A majority of the Board, including at least one Inside Director and one Outside Director, shall be necessary to constitute a quorum. Where the Board is composed, in its entirety, of an even number of members and a quorum consists of all the members of the Board, then the Chairman of the Board shall have the authority to cast the deciding vote in case of a tie among the members.

(c) Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

(d) Notwithstanding anything to the contrary herein, the Board shall not be authorized to take any of the actions specified in Section 2.4(d)(i) or 2.4(d)(ii) below unless it shall have received, with respect to each such action, the prior approval of holders of a majority of the voting power of the outstanding common stock of the Corporation:

(i) any merger, consolidation, reorganization, dissolution or liquidation which would require authorization by the Corporation’s stockholders pursuant to the DGCL as then in effect; or

(ii) any sale, lease or other disposition of any property, assets or business of the Corporation or the purchase of any property or assets by the Corporation that is other than in the ordinary course of business, which in any such case would require authorization by the Corporation’s stockholders pursuant to the DGCL as then in effect; or

(iii) the filing or making of any petition under the Federal Bankruptcy Code or any applicable bankruptcy law or other acts of similar character.

2.5 Meetings of the Board. All meetings of the Board, whether regular or special, shall be held at the principal executive offices of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct. Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required. The Non-Management Directors (i.e., directors who are not then serving as executive officers of the Corporation or any subsidiary) may meet in their discretion without any member of management present to consider the overall performance of management and the performance of the role of the Non-Management Directors in the governance of the Corporation; such meetings may be held in connection with a regularly scheduled meeting of the Board or as the Non-Management Directors shall otherwise determine. Special meetings of the Board may be called by the Chairman of the Board (if any), , the Chief Executive Officer, the Secretary or by a majority of the authorized number of directors. Notice of the time and place of special meetings shall be (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile; or (iv) sent by electronic mail, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive offices) nor the purpose of the meeting. Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting. If all the members of the Board are present at any meeting, no notice of the meeting shall be required.

2.6 Board Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all of the members of the Board consent in writing or electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written or electronic transmission consents by the members of the Board shall be filed with the minutes of the proceeding of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.7 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or a committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

2.8 Resignation and Removal of Directors.

(a) Any director may resign at any time by delivering his resignation in writing or electronic transmission to the Chief Executive Officer or Secretary of the Corporation, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.

(b) A director may only be removed by holders of a majority of the voting power of all of the outstanding Common Stock, which may remove any member of the Board for any reason permitted by the provisions of applicable state law or the Corporation’s Certificate of Incorporation or these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

(c) If a director is removed in accordance with Section 2.8(b) of these Bylaws during the period that the Security Agreement is in force,

(i) the removal of an Outside Director shall not become effective until that director, the Corporation, and DSS have been notified, DSS provides written notification stating no objection, and a successor who is qualified to become an Outside Director within the terms of the Security Agreement has been nominated by the Corporation in accordance with Section 2.10 of these Bylaws and approved by DSS;

(ii) notification to DSS of the removal of an Outside Director shall be the responsibility of the Secretary through the Facility Security Officer (as defined in Section 3.2(e) below) of the Corporation, and except as noted in Section 2.8(c)(iii) of these Bylaws, must be given at least 20 days prior to the proposed removal date; and

(iii) notwithstanding the foregoing, however, if immediate removal of any Outside Director is deemed necessary to prevent actual or possible violation of any statute or regulation, or actual or possible damage to the Corporation, the Outside Director may be removed at once, although DSS shall be notified prior to or concurrently with such removal.

(d) Except as provided by this Section 2.8(d), the obligation of an Outside Director to abide by and enforce the Security Agreement shall terminate when the director leaves office, but nothing herein shall relieve the departing Outside Director of any responsibility that the director may have, pursuant to the laws and regulations of the United States, not to disclose classified or controlled unclassified information obtained during the course of the director’s service on the Board, and such responsibility shall not terminate by virtue of the Outside Director leaving office. The Corporation’s Facility Security Officer shall advise the departing Outside Director of such responsibility when the Outside Director leaves office, but the failure of the Corporation to so advise the Outside Director shall not relieve the Outside Director of any such responsibility.

2.9 Chairman and Vice Chairman of the Board. The Board may, by resolution adopted by a majority of the entire Board, at any time designate one of its members as Chairman of the Board. The Chairman of the Board shall be a member of the Board and, during the period that the Security Agreement is in force, a resident citizen of the United States who has, or is eligible to possess, a DoD personnel security clearance at the level of the Corporation’s facility security clearance. During the period that the Security Agreement is in force, an Inside Director may not serve as Chairman of the Board. If present, the Chairman of the Board shall preside at each meeting of the Board or the stockholders, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Certificate of Incorporation and these Bylaws and shall have such other authority and responsibility as the Board may designate. The Board may, by resolution adopted by a majority of the entire Board, at any time also designate one or more of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the Board and, during the period that the Security Agreement is in force, a resident citizen of the United States who has, or is eligible to possess, a DoD personnel security clearance at the level of the Corporation’s facility security clearance. During the period that the Security Agreement is in force, an Inside Director may not serve as Vice Chairman of the Board. A Vice Chairman of the Board shall assist the Chairman of the Board in the conduct of his or her duties, including by presiding at meetings of the Board in the absence of the Chairman of the Board, and shall have such other authority and responsibility as the Board may designate. A Chairman or Vice Chairman of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board. Unless otherwise provided by the Board, the Chairman shall preside at all meetings of stockholders. In the absence of a Chairman of the Board and unless otherwise provided by the Board, the Vice Chairman of the Board shall preside at all meetings of the stockholders.

2.10 Vacancies. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, in the event of any vacancy on the Board, however occurring, including any vacancy created by an increase in the size of the Board, the Corporation shall give prompt notice of such vacancy to DSS through its Facility Security Officer, and such vacancy shall be filled promptly by the affirmative vote of a majority of directors then in office or a remaining sole director or, in accordance with Section 1.9 of these Bylaws, the stockholders of the Corporation. Each director so chosen shall hold office until the next annual meeting and until his or her successor is duly elected and qualified. At such time that the Security Agreement is no longer in effect and there is a vacancy on the Board, vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled by the affirmative vote of a majority of directors then in office or by a remaining sole director. If there are no directors in office, then an election of directors may be held in the manner provided by statute by a plurality of the votes cast by the holders of shares of capital stock entitled to vote at a special meeting of stockholders called for that purpose in accordance with Section 1.9 of these Bylaws.

2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties, all as permitted by law.

3. COMMITTEES.

3.1 Committees of the Board. The Board may, by resolution adopted by a majority of the entire Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the Bylaws. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member; provided, that only an Outside Director may be appointed to act in the place of any absent or disqualified Outside Director, and only an Officer/Director or Outside Director may be appointed to act in the place of an absent or disqualified Officer/Director. Any such committee, to the extent provided in such resolution, shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws. Except as otherwise provided by the Certificate of Incorporation, the Bylaws or action of the Board, with respect to any committee of the Board, a majority of the Committee shall be necessary to constitute a quorum. Each committee shall keep a record of its actions and all material actions taken by a committee, other than the GSC, on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the entire Board, establish rules of procedure for a committee, including designating a member of a committee as its chair, and a committee shall meet as provided by those rules or by resolutions of the Board. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II. In the absence of the designation by the Board of the chairman of a committee, the committee may elect its chair.

3.2 Government Security Committee.

(a) As long as the Security Agreement shall remain in force and effect, the Board shall establish and maintain, in accordance with the provisions of the Security Agreement, a committee of the Board, to be known as the Government Security Committee (“GSC”), consisting of all Outside Directors and Officer/Directors, to ensure that the Corporation maintains policies and procedures to safeguard the classified and controlled unclassified information in the possession of the Corporation, and to ensure that the Corporation complies with the DoD Security Agreement (DD Form 441 or its successor form), the Security Agreement, appropriate contract provisions regarding security, United States Government export control laws and the National Industrial Security Program (“NISP”).

(b) The GSC shall designate one of the Outside Directors to serve as Chairman of the GSC.

(c) The members of the GSC shall exercise their best efforts to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by the Security Agreement, including the exercise of appropriate oversight and monitoring of the Corporation’s operations to ensure that the protective measures contained in the Security Agreement are effectively maintained and implemented throughout its duration.

(d) The Chairman of the GSC shall designate a member to be Secretary of the GSC. The Secretary’s responsibilities shall include ensuring that all records, journals and minutes of GSC meetings and other documents sent to or received by the GSC are prepared and retained for inspection by DSS.

(e) A Facility Security Officer shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the safeguarding of classified information. The Facility Security Officer’s responsibilities shall include the operational oversight of the Corporation’s compliance with the requirements of the NISP. The advice and consent of the Chairman of the GSC is required in selecting the Facility Security Officer. In addition, should management initiate action to remove the Facility Security Officer from his or her position, the Chairman must be advised of, and consent to, this action.

(f) The members of the GSC shall exercise their best efforts to ensure that the Corporation develops and implements a Technology Control Plan (“TCP”) no later than forty-five (45) calendar days following the execution of the Security Agreement, which shall be subject to approval by DSS. The GSC shall have authority to establish the policies for the Corporation’s TCP. The TCP shall prescribe measures to prevent the unauthorized disclosure or export of controlled unclassified information consistent with applicable United States laws.

(g) A Technology Control Officer shall be appointed by the Corporation. The Technology Control Officer shall report to the GSC as its principal advisor concerning the protection of controlled unclassified information. The Technology Control Officer’s responsibilities shall include the establishment and administration of all intracompany procedures to prevent the unauthorized disclosure or export of controlled unclassified information and to ensure that the Corporation otherwise complies with the requirements of United States Government export control laws.

(h) The GSC shall ensure that any administrative services provided to the Corporation by Global Strategies Group Holding SA or any entity that controls or is controlled by Global Strategies Group Holding SA do not circumvent the requirements of the Security Agreement. The Corporation shall notify DSS and the GSC of the proposed administrative services to be provided to the Corporation by Global Strategies Group Holding SA or any entity that controls or is controlled by Global Strategies Group Holding SA. Upon DSS’ confirmation that the identified administrative services are acceptable, DSS shall issue an interim approval for those services. Thereafter, the GSC shall certify in writing that it is effectively monitoring the administrative services being provided, and that said administrative services do not allow Global Strategies Group Holding SA or any entity that controls or is controlled by Global Strategies Group Holding SA to control or influence the management or business of the Corporation in violation of the Security Agreement. The initial GSC certification referenced in Section 7.11 of the Security Agreement shall be provided to DSS within forty-five (45) calendar days of the execution of the Security Agreement, or in the case of an existing Security Agreement, within forty-five (45) calendar days of the DSS interim approval referenced above, and subsequent annual GSC certifications shall be included in the Corporation’s annual report as provided in Section 9.02 of the Security Agreement. Global Strategies Group Holding SA or any entity that controls or is controlled by Global Strategies Group Holding SA shall not provide any administrative services to the Corporation that have not been reviewed and approved by DSS in accordance with the Security Agreement.

(i) Discussions of classified and controlled unclassified information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.

(j) Upon taking office, the GSC members, the Facility Security, and the Technology Control Officer shall be briefed by a DSS representative on their responsibilities under the NISP, United States Government export control laws and the Security Agreement.

(k) Each member of the GSC, the Facility Security Officer and the Technology Control Officer shall exercise his best efforts to ensure that all provisions of the Security Agreement are carried out; that the Corporation’s directors, officers and employees comply with the provisions thereof; and that DSS is advised of any known violation of, or known attempt to violate, any provision thereof, appropriate contract provisions regarding security, United States Government export control laws and the NISP.

(l) Each member of the GSC shall execute, for delivery to DSS, upon accepting his appointment and thereafter at each annual meeting of the Corporation with DSS as established by the Security Agreement, a certificate acknowledging the protective security measures taken by the Corporation to implement the Security Agreement. Each member of the GSC shall further acknowledge his agreement to be bound by, and to accept his responsibilities under, the Security Agreement and acknowledge that the United States Government has placed its reliance on him as a United States citizen and as the holder of a personnel security clearance to exercise his best efforts to ensure compliance with the terms of the Security Agreement and the NISP.

(m) Each officer of the Corporation with a personnel security clearance shall exercise his best efforts to ensure that the terms and conditions of the Security Agreement are complied with by the Parties. Upon the effective date of the Security Agreement and annually thereafter, each such officer shall execute, for delivery to DSS a certificate (i) acknowledging the protective security measures taken by the Corporation to implement the Security Agreement; and (ii) acknowledging that the United States Government has placed its reliance on him as a resident citizen of the United States, and as a holder of a personnel security clearance, to exercise his best efforts to ensure compliance with the terms and conditions of the Security Agreement by the parties thereto.

(n) (i) The Inside Directors shall:

(A) not have access to the classified information; access to controlled unclassified information entrusted to the Corporation is prohibited except as permissible under the NISP and applicable U.S. Government laws and regulations;

(B) refrain from taking any action to control or influence the Corporation’s classified contracts, its participation in classified programs, or its corporate policies concerning the security of classified and controlled unclassified information;

(C) neither seek nor accept the classified or controlled unclassified information entrusted to the Corporation, except as permissible under the applicable U.S. Government laws and regulations; and

(D) advise the GSC promptly upon becoming aware of (1) any violation or attempted violation of the Security Agreement or contract provisions regarding industrial security or export control or (2) actions inconsistent with the NISP or applicable U.S. Government laws or regulations.

(ii) Upon accepting appointment, each Inside Director shall execute, for delivery to DSS, a certificate affirming such director’s agreement to be bound by, and acceptance of the responsibilities imposed by, the Security Agreement, and further acknowledging and affirming the obligations set forth in Section 3.2(n)(i) of these Bylaws.

(o) The Chairman of the GSC, to the extent authorized by the Security Agreement, shall hold regular quarterly meetings among the GSC. At the discretion of the GSC, representatives of Global Strategies Group Holding SA and the Corporation’s management personnel may be invited to attend such meetings.

(p) The GSC shall establish written policies and procedures, and maintain oversight, to provide assurance to itself and DSS that electronic communications between the Corporation and its subsidiaries and Global Strategies Group Holding SA or any entity controlled by Global Strategies Group Holding SA do not disclose classified or controlled unclassified information without proper authorization. As used herein and in the Security Agreement, the term “electronic communications” means the transfer of information via, including but not limited to, telephone conversations, facsimiles, teleconferences, videoconferences or electronic mail. Policies and procedures shall also provide assurance that electronic communications are not used by Global Strategies Group Holding SA and/or any entity controlled by Global Strategies Group Holding SA to exert influence or control over the Corporation’s business or management in a manner which could adversely affect the performance of classified contracts.

3.3 Compensation Committee. The Board shall establish, in accordance with the provisions of the Security Agreement, a permanent committee of the Board, consisting of at least one Outside Director, to be known as the Compensation Committee. The Compensation Committee shall be responsible for reviewing and approving the Board recommendation for the annual compensation of the Corporation’s Key Management Personnel.

4. OFFICERS.

4.1 Officers Generally; Security. The Board shall designate a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (including an executive Vice President, if the Board so determines), a Secretary and a Treasurer and shall designate an officer as chief financial officer and may designate such other officers, with such titles, authority and responsibility (including Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board considers appropriate for the conduct of the business and affairs of the Corporation. Any two or more offices may be held by the same individual. Unless sooner removed by the Board, all officers shall hold office until the next annual organizational meeting of the Board and until their successors shall have been elected. Any officer may be removed from office at any time, with or without cause, by action of the Board. Key Management Personnel must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation’s facility security clearance. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Inside Directors shall not be officers of the Corporation or any of its subsidiaries. During the period that the Security Agreement is in force, no officer of the Corporation shall hold a position as an officer or director of Global Strategies Group Holding SA or its affiliates, other than with the Corporation and its subsidiaries.

4.2 Representation of Shares of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer, Assistance Secretary or Assistant Treasurer of the Corporation, or any other person authorized by the Board, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.3 Authority and Duties of Officers. Except as otherwise provided in these Bylaws, the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

5. SHARES.

5.1 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

5.2 Partly Paid Shares. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

5.3 Transfers of Record. Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

5.4 Registered Stockholders. The Corporation (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; (b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and (c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

5.5 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.6 Lost Certificates. Except as provided in this Section 5.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

5.7 Record Dates. The Board may set a time, not more than 60 days nor less than 10 days prior to the date of any meeting of the stockholders, or not more than 60 days prior to the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such stockholders as shall be stockholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid. If the Board does not so fix a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

6. INDEMNIFICATION.

6.1 Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.4 of these Bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

6.2 Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

6.3 Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 6 or otherwise.

6.4 Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Article 6 is not paid in full within 60 days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

6.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

6.7 Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

6.8 Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article 6 shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

6.9 Amendment or Repeal. The provisions of this Article 6 shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article 6 the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article 6 are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

7. MANNER OF GIVING NOTICE AND WAIVER.

7.1 Notice of Stockholder Meetings. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the stockholder appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice, by electronic transmission in accordance with Section 7.2 of these Bylaws.

7.2 Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(d) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3 Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

8. MISCELLANEOUS.

8.1 Seal. The Corporation shall have a seal that shall contain the words “Global Defense Technology & Systems, Inc.” and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.

8.2 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December.

8.3 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.4 Amendments. These Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board; provided, that such actions are not inconsistent with the Security Agreement. No Bylaw hereafter legally altered, amended or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been altered, amended or repealed.